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                                                                   EXHIBIT 10.13



                                    FORM OF



                                OPTION AGREEMENT

                                 by and between

                           PRIME GROUP REALTY, L.P.,
                         a Delaware limited partnership

                                      and

                           300 NORTH LASALLE L.L.C.,
                     an Illinois limited liability company


                       Dated as of:  November _____, 1997
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                                OPTION AGREEMENT
                                ----------------

     THIS OPTION AGREEMENT is made as of the _____ day of November, 1997, by and between 300 NORTH LASALLE L.L.C., an Illinois liability company ("Seller") and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Purchaser").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller is the fee owner of the Parcel (as hereinafter defined) consisting of approximately 58,000 square feet of land located at 300 North LaSalle Street in Chicago, Illinois; and

     WHEREAS, Purchaser is in the process of purchasing certain developments and other parcels of land from the Seller;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.01 Certain Definitions. When used herein, the following terms shall have the respective meanings set forth opposite each such term:


     "Agreement" means this Option Agreement, including the Exhibits attached hereto, which are by this reference incorporated herein and made a part hereof.

     "Closing" means the closing of the sale and purchase of the Parcel as evidenced by the delivery of the Deed thereto by Seller to Purchaser and the payment of the Purchase Price to Seller. The Closing shall occur concurrently with the execution and delivery of this Agreement.

     "Deed" means a deed to be delivered by Seller to Purchaser at the Closing, conveying the Parcel to Purchaser subject only to the Permitted Title Exceptions relating to the property being conveyed.

     "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities (including any local Board of Fire Underwriters) having jurisdiction of or over the Parcel or the operation thereof.

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     "Option" shall mean the Purchaser's option to purchase the Parcel pursuant to the terms of this Agreement.

     "Option Price" means a sum equal to 95.0% of the fair market value of the Parcel at the time of the exercise of the Option.

     "Parcel" means the real property containing approximately 58,000 square feet of land which is legally described on Exhibit A attached hereto, together with all improvements thereon and therein and all privileges, rights, easements, hereditaments and appurtenances thereto belonging.

     "Permitted Title Exceptions" means the matters listed and described on Exhibit B attached hereto.

     "Title Commitment" means a commitment for an ALTA Form B Owner's Title Insurance Policy for the Parcel issued by the Title Insurer in the amount of ___________ Dollars ($______), covering title to the Parcel showing Seller as owner of the Parcel in fee simple, subject only to the permitted Title Exceptions and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount with respect to the Parcel which may be removed by the payment of money at the Closing for the Parcel and which Seller shall so remove, and providing for full extended coverage over all general title exceptions contained in such policies and special endorsements mutually and reasonably agreed upon by Seller and Purchaser. In the event the Title Commitment discloses exceptions to title other than the Permitted Title Exceptions, Seller shall have the right to cause the Title Insurer to insure over such exceptions so long as the manner thereof is reasonably acceptable to Purchaser.

     "Title Insurer" means _________________________________.

     "Title Policy" means the title policies to be issued for the Parcel pursuant to Title Commitment, in the amount of the Purchase Price, insuring fee simple title to the Parcel in Purchaser as of the Closing applicable to the Parcel, subject only to the Permitted Title Exceptions applicable thereto.

     1.02 Additional Definitions. The definitions of certain other terms are contained in the text of this Agreement.

                                  ARTICLE II

                   PURCHASE AND SALE; OPTION; PURCHASE PRICE

     2.01 Purchase and Sale. Upon the exercise of the Option by the Purchaser, subject to the conditions and on the terms contained in this Agreement, Seller agrees to sell and convey and Purchaser agrees to purchase and acquire from Seller the Parcel, subject to the Permitted Title Exceptions applicable thereto.

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     2.02  The Option.  Purchaser shall have the right to exercise the Option at any time commencing on or after the date of the Closing and ending on November ______, 2007. Upon Purchaser's exercise of the Option, Purchaser shall have the right to select the date of the Closing, which date shall be reasonably acceptable to Seller and shall be no earlier than the date which is ninety (90) days after Purchaser's exercise of the Option and no later than November ________, 2007.

     2.03 Method of Exercise. Purchaser shall exercise the Option by giving Seller written notice of its election to exercise such Option at any time during the applicable time periods described in Sections 2.02, in the manner provided in Section 9.08 for the giving of notices.

     2.04 Purchase Price. At the Closing, Purchaser shall pay to Seller the Purchase Price in cash, by wire transfer of immediately available funds to a bank account designated by Seller.

                                  ARTICLE III

                        CONDITIONS PRECEDENT TO CLOSING

     3.01 The obligation of Purchaser to purchase the Parcel is subject to the condition that Seller shall perform each and every obligation of Seller under this Agreement to be performed by Seller on or before the date of the Closing.


                                  ARTICLE IV

                                CLOSING MATTERS

     4.01  Possession, Closing Adjustments and Expenses.

           (a) Sole and exclusive possession of the Parcel, subject to the Permitted Title Exceptions applicable thereto shall be delivered to Purchaser concurrently with the Closing.

           (b) Following the Closing, Purchaser shall pay to Seller all rents which Purchaser shall collect with respect to the Parcel being purchased which are attributable to periods preceding the Closing, except that all such rents collected by Purchaser shall first be applied to satisfy all current rents due Purchaser; and Seller shall pay to Purchaser all rents received by Seller from any tenant with respect to the Parcel after the Closing which are attributable to periods succeeding the Closing.

           (c) All costs for the documents delivered by Seller to Purchaser prior to the Closing, all title charges and premiums, all state, county and municipal transfer taxes and all fees and other charges imposed in connection with the transaction contemplated hereby shall be paid by Purchaser. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

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     4.02  Closing.

          (a) On or before the Closing, Seller shall deliver to Purchaser the following:

               (i)    the original Deed for the Parcel, executed by Seller;

               (ii) an original affidavit executed by Seller, sufficient to exempt the transactions contemplated hereby from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code;

               (iii) an updated Title Commitment with respect thereto dated not earlier than fifteen (15) days prior to the Closing showing title to the Parcel in Seller, subject only to the Permitted Title Exemptions applicable to the Parcel; and

               (iv) such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser or the Title Insurer to fully effect and consummate the transactions contemplated hereby.

          (b) On or before the Closing, Purchaser shall deliver to Seller the following:

               (i)    the Purchase Price;

               (ii) an original assumption agreement executed by Purchaser, pursuant to which Purchaser agrees to assume Seller's obligations, from and after the Closing Date, with respect to the Parcel, except to the extent otherwise specified by Purchaser and Seller; and

               (iii) such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Seller or the Title Insurer to fully effect and consummate the transactions contemplated hereby.

          (c) Seller and Purchaser shall cooperate to provide original, executed certificates complying with the provisions of state, county and local law applicable to the determination of documentary and transfer taxes.

                                   ARTICLE V

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

     5.01 Covenants of Seller.

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          (a) On the Closing, Seller shall tender possession of the Parcel to
Purchaser in the same condition the Parcel was in when last inspected by Purchaser or its agents or contractors prior to the date of this Agreement, except for ordinary wear and tear or changes resulting from actions taken by or on behalf of Purchaser.

          (b) Seller has previously delivered or made available to Purchaser at Seller's sole cost and expense true, correct and complete copies of the following:

          (i) the Title Commitment, disclosing no exceptions to title other than the Permitted Title Exceptions (and liens and encumbrances which will be removed at the Closing) or, if disclosing exceptions to title other than the Permitted Title Exceptions (and liens and encumbrances which will be removed at the Closing), evidence of title insurance reasonably satisfactory to Purchaser;

          (ii)  the most recent real estate tax bills pertaining to the Parcel;
                and

          (iii) an environmental report relating to the Parcel, in form and content reasonably acceptable to Purchaser.

     5.02 Representations and Warranties of Seller. Purchaser hereby acknowledges that Seller has made no representations or warranties whatsoever to Purchaser with respect to the subject matter of this Agreement or in connection with the execution and delivery hereof.

     5.03 Representations and Warranties of Purchaser. Seller hereby acknowledges that Purchaser has made no representations or warranties whatsoever to Seller with respect to the subject matter of this Agreement or in connection with the execution and delivery hereof.


                                  ARTICLE VI

                                INDEMNIFICATION

     6.01 Seller's Indemnity. As acknowledged by Purchaser in Section 5.02 above, Seller has made no representations or warranties to Purchaser with respect to the subject matter of this Agreement or in connection with the execution and delivery hereof. Accordingly, Purchaser shall have no rights or remedies against Seller by reason of any alleged inaccuracy of any such alleged representation or warranty, and Seller shall have no indemnification obligations hereunder with respect thereto.

     6.02 Purchaser's Indemnity. Purchaser hereby agrees to indemnify, defend and hold Seller, its partners, officers, shareholders, directors, employees and agents harmless from and against any and all claims, losses, damages, liabilities and expenses which arise out of, are with respect to, or are based upon:

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          (i)    the inaccuracy in any material respect of any representation or warranty, or a material breach of any covenant of Purchaser contained herein or in any certificate or instrument furnished to Seller by or on behalf of Purchaser;

          (ii) any obligations, liabilities or charges of Seller that are expressly assumed by Purchaser; or

          (iii) the operation and management of any portion of the Parcel by or for Purchaser after the Closing.

                                  ARTICLE VII

                             ADDITIONAL PROVISIONS

     7.01 Amendments and Waivers. This Agreement may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     7.02 Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments assurances and to take all such further action after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transaction contemplated hereby.

     7.03 Survival and Benefit. All agreements, obligations and indemnities of Purchaser hereunder shall survive for a period of one (1) year from and after the Closing, and the same shall inure to the benefit of Seller's successors and assigns and be binding upon Purchaser's successors and assigns.

     7.04 No Third Party Benefits. This Agreement is for the sole and exclusive benefit of the parties hereof and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     7.05 Purchaser's Investigation and Inspections. Any investigation or inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement or the transaction contemplated hereby, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not affect, or constitute a waiver by Purchaser of, any of Seller's obligations hereunder or Purchaser's reliance thereon.

     7.06 Brokerage. Each party hereby represents and warrants to that it has not dealt with any broker or finder with the transaction contemplated hereby, and each party hereby agrees to indemnify the other for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by the indemnifying party.

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     7.07  Notices.  Any notice, request, demand, instructions or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by overnight express courier guaranteeing next business day delivery, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or three (3) business days after deposit in the mails or one (1) business day after deposit with an overnight express courier. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

          If to Purchaser:    Prime Group Realty Trust
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attn: Richard S. Curto

          With a copy to:     Winston & Strawn
                              35 West Wacker Drive
                              Chicago, Illinois 60601
                              Attn: Wayne D. Boberg

          If to Seller:       c/o The Prime Group, Inc.
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attn: Michael W. Reschke

          With a copy to:     The Prime Group, Inc.
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attn: Robert J. Rudnik

     7.08  Interpretation.

          (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the Articles or Sections to which they apply or otherwise affect the interpretation hereof.

          (b) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          (c) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

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          (d) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day.
Otherwise, all references herein to "days" shall mean calendar days.

          (f) This Agreement shall be governed by and construed by and construed in accordance with the laws of the State of Illinois.

          (g) Time is of the essence of this Agreement.

     7.9  Defaults/Remedies.  Except as otherwise provided in or limited by
Section 6.01, in the event of a breach or default by Seller of any of the terms and provisions of this Agreement, Purchaser shall have all of its rights and remedies available at law or in equity. In the event of a breach or default by Purchaser of any of the terms and provisions of this Agreement, Seller shall have all of its rights and remedies available at law or in equity.


                            [Signature Page Follows]

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by
Seller and Purchaser each as of the date first hereinabove set forth.

                              PURCHASER:

                              PRIME GROUP REALTY, L.P.,
                              a Delaware limited partnership

                              By:   PRIME GROUP REALTY TRUST,
                                    a Maryland real estate investment trust,
                                    its Managing General Partner


                                    By:   ______________________________
                                    Name: ______________________________
                                    Title:______________________________


                              SELLER:

                              300 NORTH LASALLE L.L.C.,
                              an Illinois limited liability company


                              By:   ____________________________________
                                    Name:_______________________________
                                    Title:______________________________

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